Exhibit 99.1

Scientific Games Announces Proposed Private Offering of $375.0 Million of Senior Subordinated Notes Due 2021

NEW YORK – May 20, 2014 — Scientific Games Corporation (Nasdaq: SGMS) (“Scientific Games”) today announced that its wholly owned subsidiary, Scientific Games International, Inc. (“SGI”), intends, subject to market and other conditions, to offer $375.0 million of senior subordinated notes due 2021 (the “2021 Notes”) in a private offering.  The 2021 Notes will be offered only to qualified institutional buyers in accordance with Rule 144A and to non-U.S. Persons under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and will be guaranteed by Scientific Games and certain of its subsidiaries.

Scientific Games intends to use the net proceeds of the 2021 Notes offering (i) to redeem or repurchase all of SGI’s outstanding 9.25% Senior Subordinated Notes due 2019 (the “2019 Notes”) and to pay accrued and unpaid interest thereon plus any related premiums, fees and costs and (ii) for general corporate purposes.

The 2021 Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the 2021 Notes, nor will there be any sale of the 2021 Notes in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Company Contacts

Investor Relations:

Bill Pfund   (847) 785-3167

Media Relations:

Mollie Cole   (773) 961-1194

Forward-Looking Statements

In this press release, Scientific Games makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “should,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance.  Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions; including declines or slow growth of lottery retail sales or gross gaming revenues and reductions in or constraints on capital spending by gaming or lottery operators; slow growth of new gaming jurisdictions; slow addition of casinos in existing jurisdictions; declines in the replacement cycle of gaming machines; ownership changes and consolidation in the casino industry; opposition to legalized gaming or the expansion thereof; ability to adapt to, and offer products that keep pace with, evolving technology; ability to develop successful gaming concepts and content; laws and government regulation, including those relating to gaming licenses and environmental laws; inability to identify and capitalize on trends and changes in the lottery and gaming industries, including the expansion of interactive gaming; dependence upon key providers in our social gaming business; retention and renewal of existing contracts and entry into new or revised contracts; level of our indebtedness; availability and adequacy of cash flows to satisfy obligations or future needs; restrictions and covenants in our debt agreements; protection of our intellectual property; ability to license third party intellectual property;

intellectual property rights of others; security and integrity of our software and systems; reliance on or failures in our information technology systems; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; inability of our joint venture to meet the net income targets or otherwise to realize the anticipated benefits under its private management agreement with the Illinois lottery; inability of our joint venture to meet the net income targets or other requirements under its agreement to provide marketing and sales services to the New Jersey lottery or otherwise to realize the anticipated benefits under such agreement (including as a result of a protest); failure to realize the anticipated benefits related to the award to our consortium of an instant lottery game concession in Greece; failure to achieve the intended benefits of the WMS acquisition, including due to the inability to realize synergies in the anticipated amounts or within the contemplated time-frames or cost expectations, or at all; inability to complete and integrate future acquisitions; restructuring costs; revenue recognition standards; impairment charges; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign currency exchange rates and restrictions on the import of our products; dependence on our employees; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees, intellectual property and our strategic relationships; influence of certain stockholders; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in Scientific Games’ filings with the Securities and Exchange Commission (“SEC”) (including our Annual Report on Form 10-K filed with the SEC on March 17, 2014 and in our subsequent periodic reports), including under the heading “Risk Factors” in Scientific Games’ periodic reports.  Forward-looking statements speak only as of the date they are made and, except for Scientific Games’ ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

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